As filed with the Securities and Exchange Commission on August 16, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AOL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-4268793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

770 Broadway

New York, NY 10003

Telephone: (212) 652-6400

(Address, with zip code, of Principal Executive Offices)

Amended and Restated AOL Inc. 2010 Stock Incentive Plan

AOL Inc. 2012 Employee Stock Purchase Plan

(Full title of the plan)

Julie Jacobs

Executive Vice President, General Counsel and Corporate Secretary

770 Broadway

New York, NY 10003

(212) 652-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean C. Feller

GIBSON, DUNN & CRUTCHER LLP

333 S. Grand Ave.

Los Angeles, CA 90071

(213) 229-7579

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share (3)	5,200,000	$33.50	$174,200,000	$19,963.32
Common Stock, $0.01 par value per share (4)	9,400,000	$33.50	$314,900,000	$36,087.54
Total	14,600,000	$33.50	$489,100,000	$56,050.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of AOL Inc. common stock, par value $0.01 per share (the “Common Stock”) that become available under the Amended and Restated AOL Inc. 2010 Stock Incentive Plan and the AOL Inc. 2012 Employee Stock Purchase Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum offering price are based upon the average of the high and low sales prices of the Common Stock, as reported on the New York Stock Exchange on August 13, 2012.
(3)	Represents shares of Common Stock reserved for issuance pursuant to the Amended and Restated AOL Inc. 2010 Stock Incentive Plan.
(4)	Represents shares of Common Stock reserved for issuance pursuant to the AOL Inc. 2012 Employee Stock Purchase Plan.

INTRODUCTION

 This Registration Statement on Form S-8 is filed by AOL Inc. (the “Registrant” or the “Company”), relating to (a) 5,200,000 additional shares of Common Stock issuable to eligible employees, directors and consultants of the Company and its affiliates under the Amended and Restated AOL Inc. 2010 Incentive Plan (the “Incentive Plan”) and (b) 9,400,000 shares of Common Stock issuable to eligible employees of the Company and its affiliates under the Company’s 2012 Employee Stock Purchase Plan (the “ESPP” together with the Incentive Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

 Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

 Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

 The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission” or the “SEC”), are incorporated by reference into this Registration Statement and shall be deemed a part hereof:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Commission on February 24, 2012;

2.	The Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2012 and August 1, 2012;

3.	The Company’s Current Reports on Form 8-K filed with the SEC on February 24, 2012, February 27, 2012, March 30, 2012, April 9, 2012, June 15, 2012, June 20, 2012 and June 29, 2012; and

4.	The description of the Company’s Common Stock contained in a Registration Statement on Form 10 filed on July 27, 2009, including any amendment or report filed for the purpose of updating such description.

 In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicate that all securities offered hereunder have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

 For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

 Not applicable.

Item 5.	Interests of Named Experts and Counsel.

 Not applicable.

Item 6.	Indemnification of Directors and Officers.

 Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

 The Registrant’s Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

 The Registrant’s amended and restated bylaws provide that, to the fullest extent permitted by law, the Registrant will indemnify any person made or threatened to be made a party to any action by reason of the fact that the person is or was a director or officer of the Registrant, or serves or served as a director or officer of any other enterprise at the Registrant’s request. The Registrant will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when the Registrant receives an undertaking by or on behalf of such person to repay such amounts unless it is ultimately determined that the person is not entitled to be indemnified by the Registrant. Any amendment of this provision of the bylaws will not reduce the Registrant’s indemnification obligations relating to actions taken before an amendment.

 The Registrant maintains director and officer liability insurance.

Item 7.	Exemption from Registration Claimed.

 Not applicable.

Item 8.	Exhibits.

 See exhibits listed under the Exhibit Index below.

Item 9.	Undertakings.

 (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of August, 2012.

AOL INC.

By:	/s/ Julie Jacobs
Julie Jacobs
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

 Each person whose signature appears below constitutes and appoints Julie Jacobs and Damien Atkins such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy M. Armstrong Timothy M. Armstrong	Chairman and Chief Executive Officer (Principal Executive Officer)	August 16, 2012

/s/ Alberto Ibargüen Alberto Ibargüen	Director	August 16, 2012

/s/ James R. Stengel James R. Stengel	Director	August 16, 2012

/s/ Fredric G. Reynolds Fredric G. Reynolds	Director	August 16, 2012

/s/ Patricia E. Mitchell Patricia E. Mitchell.	Director	August 16, 2012

/s/ Susan M. Lyne Susan M. Lyne	Director	August 16, 2012

/s/ Karen E. Dykstra Karen E. Dykstra	Director	August 16, 2012

/s/ Richard L. Dalzell Richard L. Dalzell	Director	August 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 9, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 11, 2009)

4.2*	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated December 11, 2009)

4.3*	Specimen Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 11, 2009)

4.4*	Amended and Restated AOL Inc. 2010 Stock Incentive Plan (incorporated herein by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 20, 2012)

4.5*	AOL Inc. 2012 Employee Stock Purchase Plan (incorporated herein by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 20, 2012)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page)

*	Incorporated by reference herein.